UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TAKUNG ART CO., LTD

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

EXPLANATORY NOTE

Takung Art Co., Ltd. (the “Company”, “we”, or “us”) is furnishing this Supplement (this “Supplement”) to amend and supplement the definitive proxy statement (the “Proxy Statement”) filed by Company with the Securities and Exchange Commission on November 18, 2022, as supplemented on December 2, 2022, December 9, 2022 and December 19, 2022, with respect to its 2022 annual meeting of stockholders (the “Annual Meeting” or “Meeting”) in order to postpone the Annual Meeting originally scheduled to be held at 10:00 p.m. Beijing Time on December 27, 2022 to 10:00 p.m. Beijing Time on January 17, 2023.

TAKUNG ART CO., LTD

OFFICE Q 11TH FLOOR, KINGS WING PLAZA 2

NO. 1 KWAN STREET, SHA TIN, NEW TERRITORIES, HONG KONG

SUPPLEMENT TO NOTICE OF ANNUAL MEETING

December 23, 2022

Dear Stockholders:

We would like to inform you of the following updates in regards to Takung Art Co., Ltd.’s (the “Company”, “we” or “us”) 2022 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”).

Postponement of the Annual Meeting

The Annual Meeting of the Company originally scheduled to be held on Tuesday, December 27, 2022 at 10:00 p.m. Beijing Time, will now be held on Tuesday, January 17, 2023 at 10:00 p.m. Beijing Time, at our corporate headquarters, located at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong.

In all other respects the Notice of Annual Meeting of Stockholders dated November 18, 2022, as supplemented on December 2, 2022, December 9, 2022 and December 19, 2022, remain unchanged.

Please read this Supplemental Notice of Annual Meeting in conjunction with the Notice of Annual Meeting of Stockholders and Proxy Statement filed with the Securities and Exchange Commission on November 18, 2022, as supplemented on December 2, 2022, December 9, 2022 and December 19, 2022. Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares by promptly completing, signing, dating and mailing the enclosed proxy card, rather than the proxy card previously mailed to you, in the postage-paid envelope provided (or, if applicable, by following the instructions supplied to you by your bank or brokerage firm for voting by telephone or via the Internet). Submission of the enclosed proxy card will replace any previously submitted proxy card in connection with the annual meeting.

Sincerely,

/s/ Kuangtao Wang
Kuangtao Wang Co-Chief Executive Officer
December 23, 2022

Important Notice Regarding the Availability of Proxy Materials

for the Annual Stockholder Meeting to Be Held at 10:00 p.m. on January 17, 2023 (Beijing Time)

The Notice of Annual Meeting to Stockholders, Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2021 and this Supplement to Notice of Annual Meeting, are available at www.proxyvote.com.

Except as specifically updated by the information contained in this Supplement, all information set forth in the original Proxy Statement remains accurate and should be considered in voting your shares. This Supplement does not provide all of the information that is important to your decision in voting at the 2022 Annual Meeting. This Supplement should be read in conjunction with the original Proxy Statement.